Exhibit 99.1

Abbott Laboratories

Cardiovascular and Neuromodulation

2016 Comparable Sales*

(unaudited)

Worldwide

	2016 Sales ($ in millions)
	1Q	2Q	3Q	3Q YTD
Rhythm Management and Heart Failure	1,021	1,089	1,034	3,144
Cardiovascular and Structural Heart	921	1,037	958	2,916
Neuromodulation	116	140	141	397
Total Cardiovascular and Neuromodulation	2,058	2,266	2,133	6,457

U.S.

	2016 Sales ($ in millions)
	1Q	2Q	3Q	3Q YTD
Rhythm Management and Heart Failure	570	574	551	1,695
Cardiovascular and Structural Heart	368	427	390	1,185
Neuromodulation	[84]	[97]	106	287
Total Cardiovascular and Neuromodulation	1,022	1,098	1,047	3,167

International

	2016 Sales ($ in millions)
	1Q	2Q	3Q	3Q YTD
Rhythm Management and Heart Failure	451	515	483	1,449
Cardiovascular and Structural Heart	553	610	568	1,731
Neuromodulation	[32]	[43]	[35]	110
Total Cardiovascular and Neuromodulation	1,036	1,168	1,086	3,290

*Abbott’s cardiovascular and neuromodulation (ACN) business includes Abbott’s historical Vascular Products segment and the businesses of St. Jude Medical, LLC. St. Jude Medical’s vascular closure business has been removed from all periods presented above given the recent divestiture of this business. Administrative fees paid by St. Jude Medical to group purchasing organizations have been reclassified from the Selling, general and administrative line in St. Jude Medical’s historical financial statements and are included as a reduction to revenue to conform to Abbott’s presentation. Abbott completed its acquisition of St. Jude Medical, Inc. (now St. Jude Medical, LLC) on January 4, 2017.